Careview Communications, Inc. 8-K

Exhibit 10.95

AMENDMENT TO AND AFFIRMATION OF SUBORDINATION AGREEMENT

THIS AMENDMENT TO AND AFFIRMATION OF SUBORDINATION AGREEMENT is made as of January 31, 2012, by the undersigned creditors (each, a “Creditor” and collectively, the “Creditors”) and Comerica Bank (“Comerica” and, solely in its capacity as collateral agent for the Lenders (as defined below), “Collateral Agent”).

RECITALS

CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Borrower”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation (“CareView Texas”) and CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company (“CV Operations;” and collectively with Borrower and CareView Texas, the “Credit Parties”), Comerica and Bridge Bank (collectively with Comerica, the “Lenders”) are parties to that certain Loan and Security Agreement dated as of August 31, 2011 (as amended from time to time, the “Loan Agreement”).

Each Creditor has extended loans to Borrower pursuant to Senior Secured Convertible Notes as modified, amended, restated or Refinanced from time to time (individually, a “Note” and collectively, the “Notes”), issued pursuant to a certain Note and Warrant Purchase Agreement (as modified, amended  restated, or Refinanced from time to time, the “Note Purchase Agreement”) by and among Borrower and the Creditors, secured under the terms of a Pledge and Security Agreement and Intellectual Property Security Agreement (collectively, as modified, amended, restated or Refinanced from time to time, the “Security Agreements”) each among the Credit Parties and the Creditors, all dated as of April 21, 2011.  The Notes, the Note Purchase Agreement and the Security Agreements are sometimes referred to individually as a “Creditor Document” and collectively as the “Creditor Documents.”

Borrower and each Creditor propose to amend the Creditor Documents pursuant to the terms of that certain Second Amendment to Note and Warrant Purchase Agreement and that certain Senior Secured Convertible Note, each dated as of January 31, 2012 (collectively, the “Creditor Amendment Documents”).

Each Creditor executed for the benefit of Bank a Subordination Agreement dated as of August 31, 2011 (the “Subordination Agreement”).  Pursuant to the Creditor Amendment Documents, the Creditors will provide to Borrower an additional Five Million Dollars ($5,000,000) (the “Additional Subordinated Debt”).  Bank has agreed to consent to Creditors providing the Additional Subordinated Debt, provided that each Creditor agrees that the Subordination Agreement will remain effective and agrees to execute and deliver this Affirmation.

AGREEMENT

NOW, THEREFORE, Bank and each Creditor agrees as follows:

1. The first paragraph of paragraph 16 of the Subordination Agreement hereby is amended and restated in its entirety to read as follows:

“At any time and from time to time, without notice to Collateral Agent or any Lender, Creditors may: (i) exercise or refrain from exercising any rights against any Credit Party, subject to the terms of this Agreement; (ii) apply any sums by whomsoever paid or however realized to the Subordinate Debt, subject to the terms of this Agreement; (iii) release anyone liable in any manner for the payment or collection of any Subordinate Debt; (iv) settle or compromise all or any part of the Subordinate Debt, and further subordinate the payment of any part of the Subordinate Debt to the payment of any other indebtedness (including any other part of the Subordinate Debt); and (vi) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Subordinate Debt, or otherwise amend or restate in any manner the Creditor Documents; provided that no such amendment or restatement shall: (a) contravene the provisions of this Agreement; (b) increase the then outstanding principal amount of the Subordinate Debt to an amount that is greater than Twenty Five Million Dollars ($25,000,000) other than by the capitalization of accrued interest; (c) increase any applicable interest rate with respect to the cash pay portion of interest on any Subordinate Debt, excluding (i) increases in connection with the accrual of interest at the default rate of interest in accordance with the Creditor Documents as in effect on the date hereof, and (ii) any further increases of the accrual rate interest to the extent such interest is capitalized to the principal balance of the Subordinate Debt; (d) change (to earlier dates) any dates upon which payments of principal or interest are due thereon; (e) change the redemption, prepayment or defeasance provisions thereof; (f) add additional events of default or covenants unless such additional events of default or covenants are also added to the Loan Documents; (g) make existing events of default or covenants more restrictive unless any comparable events of default or covenants in the Loan Documents are also made more restrictive; or (h) materially increase the material obligations of the Credit Parties, or any of them, or confer any material additional rights on Creditors, or any of them, that would be materially adverse to the Lenders.”

2. Bank consents to the execution, delivery and performance by the Borrower of the Creditor Amendment Documents. The Subordination Agreement shall remain in full force and effect with respect to all of Borrower’s obligations to Bank under the Loan Agreement.

3. Bank and each Creditor affirm their respective obligations under the Subordination Agreement.

4. Bank and each Creditor agree that (a) the defined term “Creditor Documents” set forth in the Subordination Agreement includes the “Creditor Amendment Documents” (as defined above), and (b) the defined term “Subordinated Debt” set forth in the Subordination Agreement includes the “Additional Subordinated Debt” (as defined above) and all other indebtedness evidenced by the Creditor Amendment Documents.

5. Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Subordination Agreement.  This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to and Affirmation of Subordination Agreement as of the first date above written.

Collateral Agent” COMERICA BANK By:/s/ Brian Dummert Title:

“Creditors”

HealthCor Partners Fund, L.P.

By: HealthCor Partners Management L.P., its Manager

       By: HealthCor Partners Management, G.P., LLC
       Its: General Partner

By: /s/ Jeffrey C. Lightcap
Name: Jeffrey C. Lightcap
Title: Senior Managing Director

HealthCor Hybrid Offshore Master Fund, L.P. By: HealthCor Hybrid Offshore G.P., LLC Its: General Partner By: /s/ Steve Musumeci Name: Steve Musumeci Title:

The undersigned approve of the terms of this Amendment to and Affirmation of Subordination Agreement.
“Credit Parties” CAREVIEW COMMUNICATIONS, INC., a Nevada corporation By: /s/ Steve Johnson Title: President/COO	CAREVIEW COMMUNICATIONS, INC., a Texas corporation By: /s/ Steve Johnson Title: President/COO
“Borrower” CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company By: /s/ Steve Johnson Title: President/COO
[Signature Page to Amendment to and Affirmation of Subordination Agreement]